Financial Statements

               DH Compounding Savings and Retirement Plan

                          December 31, 1993 and 1992

DH COMPOUNDING SAVINGS AND RETIREMENT PLAN


STATEMENT OF NET ASSETS AVAILABLE FOR PLAN BENEFITS
(UNAUDITED)

                                                   December 31      December 31
                                                      1993             1992
ASSETS
 Wells Fargo Collective Investment Funds            $665,225          $419,056
                                                    ---------         ---------
                    TOTAL INVESTMENTS                665,225           419,056


Receivables:
 Loans receivable                                     61,522            29,110
                                                    ---------         ---------
    NET ASSETS AVAILABLE FOR PLAN BENEFITS          $726,747          $448,166
                                                    =========         =========





See notes to financial statements.


DH COMPOUNDING SAVINGS AND RETIREMENT PLAN



STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS
(UNAUDITED)

                                                Three-Way      S&P
                                                  Asset        500        Money     Wellsfunds  Wellsfunds  Wellsfunds
                                      Sweep     Allocation    Stock      Market       Asset       Money        S&P
                                     Account      Fund        Fund        Fund      Allocation   Market        500        Loans
                                    ---------   ---------   ---------   ---------   ---------   ---------   ---------   ---------
NET ASSETS AVAILABLE FOR PLAN
BENEFITS AS OF DECEMBER 31, 1992          $0     $95,244    $257,453     $66,359          $0          $0          $0     $29,110

Investment Income:
   Interest                                                                1,366                                           4,701
   Mutual fund income                                                                  4,501       1,702       4,077
   Gain on sale of investments                    10,859       8,598                     249                     203
   Unrealized appreciation of
      investments                         18                                           3,450                  12,821
                                    ---------   ---------   ---------   ---------   ---------   ---------   ---------   ---------
                                          18      10,859       8,598       1,366       8,200       1,702      17,101       4,701

Contributions:
   Employees                          (1,601)     25,159      26,743      13,476      26,384      14,256      30,609
   Employer match contribution                                            47,699
   Employer retirement contribution               20,679      26,240       9,857
                                    ---------   ---------   ---------   ---------   ---------   ---------   ---------   ---------
                                      (1,601)     45,838      52,983      71,032      26,384      14,256      30,609           0
Distributions to employees
   partially and wholly with-
   drawn from the plan                            (1,255)     (2,427)     (2,341)     (2,333)       (755)       (763)     (2,611)

Net transfers (from) to other
   funds                               1,583    (150,517)   (316,475)   (136,360)    148,102     127,305     296,040      30,322

Administrative expenses                             (169)       (132)        (56)       (248)       (126)       (249)

                                    ---------   ---------   ---------   ---------   ---------   ---------   ---------   ---------
       NET ADDITIONS                       0     (95,244)   (257,453)    (66,359)    180,105     142,382     342,738      32,412

                                    ---------   ---------   ---------   ---------   ---------   ---------   ---------   ---------
NET ASSETS AVAILABLE FOR PLAN
BENEFITS AS OF DECEMBER 31, 1993          $0          $0          $0          $0    $180,105    $142,382    $342,738     $61,522
                                    =========   =========   =========   =========   =========   =========   =========   =========

                                      Total
                                    ---------
NET ASSETS AVAILABLE FOR PLAN
BENEFITS AS OF DECEMBER 31, 1992     $448,166

Investment Income:
   Interest                             6,067
   Mutual fund income                  10,280
   Gain on sale of investments         19,909
   Unrealized appreciation of
      investments                      16,289
                                     ---------
                                       52,545

Contributions:
   Employees                          135,026
   Employer match contribution         47,699
   Employer retirement contribution    56,776
                                     ---------
                                      239,501
Distributions to employees
   partially and wholly with-
   drawn from the plan                (12,485)

Net transfers (from) to other
   funds                                    0

Administrative expenses                  (980)

                                     ---------
       NET ADDITIONS                  278,581

                                     ---------
NET ASSETS AVAILABLE FOR PLAN
BENEFITS AS OF DECEMBER 31, 1993     $726,747
                                     =========
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